UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2022

Yum China Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37762	81-2421743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yum China Building
7100 Corporate Drive	20 Tian Yao Qiao Road
Plano, Texas 75024	Shanghai 200030
United States of America	People’s Republic of China

(Address, including zip code, of principal executive offices)

(469) 980-2898

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	YUMC	New York Stock Exchange
	9987	The Stock Exchange of Hong Kong Limited

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2022, in connection with the new Securities and Exchange Commission (the “SEC”) rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”) and certain requirements of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”), the board of directors of Yum China Holdings, Inc. (the “Company”) adopted the amended and restated bylaws of the Company (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”), effective from October 24, 2022. The Amended and Restated Bylaws, among other things:

•
Provide that, at any meeting of stockholders, stockholders shall have an opportunity to speak regarding the business validly transacted at the meeting, subject to the authority of the chairperson of the meeting and such rules and procedures prescribed and such action taken, by the chairperson of the meeting as the chairperson may deem appropriate, for the proper conduct of the meeting;
•
Change the notice period for stockholder meetings from 10-60 days before any stockholder meeting to 21-60 days before any annual meeting and 14-60 days before any special meeting;
•
Modify the provision relating to adjournment procedures to reflect recent amendments to the DGCL;
•
Address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rules”) (e.g., providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rule requirements, requiring stockholders intending to use the Universal Proxy Rules to notify the Company of any change in such intent within two business days and to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the applicable meeting, etc.);
•
Specify that the appointment, removal (prior to the expiration of the auditors’ period of office) and compensation of the Company’s independent auditors shall be subject to stockholder approval if required by stock exchange listing standards and subject to applicable law; and
•
Add a severability provision.

The foregoing summary of the changes effected by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed, the Company has applied to the Hong Kong Stock Exchange for a voluntary conversion of the listing status of the Company’s common stock listed on the Main Board of the Hong Kong Stock Exchange from a secondary listing status to a primary listing status (the “Primary Conversion”). For more information, please refer to the Company’s Current Report on Form 8-K, filed with the SEC on August 15, 2022. The Company has received all necessary approvals from the Hong Kong Stock Exchange relating to the Primary Conversion. The Primary Conversion is expected to be effective on October 24, 2022. Following the Primary Conversion, the Company’s common stock will be dual primary listed on the Hong Kong Stock Exchange and the New York Stock Exchange.

Item 9.01. Exhibits.

(d) Exhibits.

The following exhibits are included with this report:

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws of Yum China Holdings, Inc., effective from October 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM CHINA HOLDINGS, INC.

	By:	/s/ Joseph Chan
Name: Joseph Chan
Title: Chief Legal Officer
Date: October 19, 2022